UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 1, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code:	203-425-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On or about June 1, 2006, a purported shareholder derivative action entitled Ritchie v. Castillo, et al. was filed in the Superior Court for the State of Connecticut (the “Complaint”). The Complaint names the Nyfix, Inc. (the “Company”) as a nominal defendant and its Chairman Peter Kilbinger Hansen, its Chief Executive Officer Robert Gasser, its Chief Information Officer Lars Kragh, its former CFO Richard A. Castillo, and its Directors George O. Deehan, Lon Gorman, William C. Jennings, William J. Lynch, Richard Y. Roberts and Thomas C. Wajnert as defendants. The Complaint asserts a claim for breach of fiduciary duty against all the individual defendants and a claim for unjust enrichment against Messrs. Hansen, Castillo, Kragh and Gasser based on claimed backdating of stock option grants to the latter individuals between 2000 and 2003. The Company and the other defendants intend to defend the lawsuit vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.
By:	/s/ Brian Bellardo
Name: Brian Bellardo
Title: Secretary

Dated: June 2, 2006